Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Third Quarter 2009

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT INTERNATIONAL INC., OR MARRIOTT, AND BARCELO CRESTLINE CORPORATION, OR CRESTLINE, TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY A PORTION OF MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE, INCLUDING RESUMPTION OF DISTRIBUTIONS ON OUR COMMON SHARES LATER IN 2009 OR AT ANY FUTURE TIME, THE CONTINUATION OF PAYMENT OF DISTRIBUTIONS ON OUR PREFERRED SHARES, THE AMOUNT OF ANY SUCH DISTRIBUTIONS AND WHETHER ANY SUCH DISTRIBUTIONS WILL BE PAID IN CASH ONLY OR PARTLY IN SHARES; AND, IF PARTLY IN SHARES, THE PROPORTIONS OF CASH VERSUS SHARE COMPONENTS OF SUCH DISTRIBUTIONS;

•                  OUR EXPECTATION THAT OUR DISTRIBUTIONS TO OUR COMMON SHAREHOLDERS IN 2009 WILL BE EQUAL TO THE MINIMUM AMOUNT REQUIRED IN ORDER FOR US TO REMAIN A REAL ESTATE INVESTMENT TRUST, OR REIT, FOR FEDERAL TAX PURPOSES;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS; AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS INCLUDING;

•                  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES , TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATES;

•                  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION, GOVERNMENTAL REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO-CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  IF THE AVAILABILITY OF DEBT CAPITAL BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS AND WE MAY BE UNABLE TO RESUME DISTRIBUTIONS ON OUR COMMON SHARES OR MAINTAIN DISTRIBUTIONS ON OUR PREFERRED SHARES.  OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US.  IF CAPITAL MARKET CONDITIONS BECOME WORSE OR IF OUR TENANTS AND MANAGERS DO NOT PAY AMOUNTS DUE TO US, WE MAY BECOME UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, OUR HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY NOT BE RESTORED BECAUSE OF CHANGES IN OUR EARNINGS, THE INCREASE IN THE NUMBER OF OUR COMMON SHARES OUTSTANDING OR OTHER CIRCUMSTANCES;

•                  WE ARE CURRENTLY INVESTIGATING VARIOUS TAX PLANNING STRATEGIES WHICH MAY IMPACT THE AMOUNT OF ADDITIONAL COMMON SHARE DISTRIBUTIONS, IF ANY, WE WILL PAY FOR THE 2009 TAXABLE YEAR IN ORDER TO REMAIN A REIT AND TO AVOID PAYING FEDERAL TAX ON OUR 2009 INCOME.  WE ARE INVESTIGATING THE POSSIBILITY OF CLAIMING CERTAIN ACCELERATED DEPRECIATION FOR TAX PURPOSES.  ALSO, RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE POSSIBILITY TO DEFER CANCELLATION OF DEBT INCOME REALIZED IN 2009 AND THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES FOR THE 2009 TAX YEAR, MAY PERMIT US TO RETAIN OUR REIT STATUS AND REDUCE OR ELIMINATE OUR NEED TO PAY ADDITIONAL DISTRIBUTIONS RELATED TO THE 2009 TAXABLE YEAR.

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, AND OUR OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•                  THE CURRENT U.S. ECONOMIC SLOWDOWN MAY CONTINUE FOR LONGER THAN WE NOW ANTICIPATE. SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA AND ADVERSELY IMPACT TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•                  THE RECENT OUTBREAK OF H1N1 FLU IN THE UNITED STATES MAY CAUSE TRAVEL TO DECLINE AND ANY SUCH DECLINE MAY ADVERSELY IMPACT THE FINANCIAL RESULTS AT OUR HOTELS AND THE ABILITY OF OUR TENANTS AND HOTEL OPERATORS TO MAKE PAYMENTS TO US;

•                  THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABiLITIES. ACCORDINGLY, ALTHOUGH WE MAY RECORD RECEIPT OF INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITY, WE WILL NOT RECEIVE ANY CASH PAYMENT. BECAUSE WE WILL NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US WILL REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’S WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’S ABILITY TO PAY OUR RENTS; AND

•                  FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US.

THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS, PANDEMICS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE LARGELY BEYOND OUR CONTROL.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER ITEM 1A. “RISK FACTORS” IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER’S ENDED MARCH 31, 2009 AND JUNE 30, 2009 AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS AMENDED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

COMPANY PROFILE

The Company:	Strategy:

Hospitality Properties Trust, or HPT, we, or us, is a real estate investment trust, or REIT. As of September 30, 2009, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At September 30, 2009, our properties were operated by companies under 13 long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the Country and we are currently included in a number of financial indices, including the S&P 400 MidCap Index, the Russell 1000 Index, the MSCI U.S. REIT index, the FTSE EPRA/NAREIT United States index and the S&P REIT Composite index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a large real estate management company which was founded in 1986 to manage public investments in real estate. As of September 30, 2009, RMR managed one of the largest portfolios of publicly owned real estate in North America, including nearly 1,350 properties located in 45 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has approximately 580 employees in its headquarters and regional offices located throughout the U.S. In addition to managing HPT, RMR also manages HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare properties and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the United States. RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, which is our largest tenant. An affiliate of RMR, RMR Advisors, Inc., is the investment manager of mutual funds, which principally invest in securities of unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total gross assets of approximately $17 billion as of September 30, 2009. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth and quality of management and experience which may be unequaled in the real estate industry. We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We believe we have a conservative capital structure and we limit the amount of debt financing we use.

	Stock Exchange Listing:	Corporate Headquarters:

	New York Stock Exchange	400 Centre Street
Newton, MA 02458
	Trading Symbol:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT
Preferred Shares Series B — HPT-B
Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB
Moody’s — Baa2

Portfolio Data by Manager (as of 9/30/09):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,783,672	28%	$153,682	27%
Marriott International	125	17,920	42%	1,598,897	24%	162,607	27%
Hyatt	22	2,725	6%	301,942	5%	22,037	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,543,582	40%	230,210	40%
Total	474	42,881	100%	$6,430,344	100%	$581,456	100%

Operating Statistics by Operating Agreement (Q3 2009):

			Annualized	Percent
		Number	Minimum	of Total			RevPAR
	Number of	of Rooms/	Return /	Minimum	Coverage (4)		Change (5)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q3	LTM	Q3	LTM

InterContinental (no. 1)	31	3,844	$37,882	7%	0.82x	0.82x	-16.5%	-14.7%
InterContinental (no. 2)	76	9,220	50,000	9%	0.75x	0.88x	-25.9%	-19.7%
InterContinental (no. 3)	14	4,139	44,258	8%	0.69x	0.80x	-18.9%	-18.2%
InterContinental (no. 4)	10	2,937	21,542	3%	0.31x	0.51x	-26.4%	-20.5%
Marriott (no. 1)	53	7,610	59,231	9%	0.93x	1.02x	-24.2%	-21.0%
Marriott (no. 2)	18	2,178	21,318	3%	0.86x	0.84x	-18.1%	-14.7%
Marriott (no. 3)	34	5,020	44,200	8%	0.76x	0.82x	-21.5%	-18.2%
Marriott (no. 4)	19	2,756	28,508	5%	0.54x	0.81x	-21.9%	-19.4%
Marriott (no. 5)	1	356	9,350	2%	-0.27x	-0.02x	-48.6%	-28.1%
Hyatt	22	2,725	22,037	4%	0.82x	0.80x	-11.2%	-10.0%
Carlson	11	2,096	12,920	2%	0.77x	0.81x	-24.8%	-25.0%
TA (no. 1) (2)(3)	145	N/A	164,033	29%	1.33x	1.30x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	1.07x	1.29x	N/A	N/A
Total / Average	474	42,881	$581,456	100%			-22.1%	-18.6%

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000/month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the quarter and nine months ended September 30, 2009, TA deferred $15,000 and $45,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(3)

The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively. These represent contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(4)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(5)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ending September 30, 2009 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust 400 Centre Street Newton, MA 02458 (t) (617) 964-8389 (f) (617) 969-5730 (email) info@hptreit.com (website) www.hptreit.com

Financial inquiries should be directed to Mark L. Kleifges, Treasurer and Chief Financial Officer, at (617) 964-8389 or mkleifges@reitmr.com.

Investor and media inquiries should be directed to Timothy A. Bonang, Vice President of Investor Relations, at (617) 796-8232 or tbonang@hptreit.com, or Carlynn Finn, Manager of Investor Relations at (617) 796-8232 or cfinn@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

RESEARCH COVERAGE

Equity Research Coverage

Baird	RBC
David Loeb	Mike Salinsky
(414) 765-7063	(216) 378-7627

Collins Stewart	Stifel, Nicolaus
Bryan Maher	Rod Petrik
(212) 389-8124	(410) 454-4131

Keefe, Bruyette & Woods	Wells Fargo Securities, LLC
Smedes Rose	Jeffrey Donnelly
(212) 887-3696	(617) 603-4262

Debt Research Coverage

Credit Suisse	Wells Fargo Securities, LLC
John Giordano	Thierry Perrein
(212) 538-4935	(704) 715-8455

UBS
Michael Dimler
(203) 719-3841

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

KEY FINANCIAL DATA
(amounts in thousands, except per share data)

	As of and For the Three Months Ended (1)
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Shares Outstanding:
Common shares outstanding (at end of period)	123,380	111,503	93,993	93,992	93,982
Weighted average common shares outstanding - basic and diluted (2)	118,780	95,344	93,992	93,984	93,954

Common Share Data:
Price at end of period	$20.37	$11.89	$12.00	$14.87	$20.52
High during period	$21.36	$15.48	$15.38	$20.56	$25.44
Low during period	$11.59	$9.04	$8.53	$6.88	$18.65
Annualized dividends declared per share (3)	N/A	N/A	N/A	$3.08	$3.08
Annualized dividend yield (at end of period) (3)	N/A	N/A	N/A	20.7%	15.0%

Book Capitalization:
Total debt	$2,192,181	$2,391,731	$2,675,783	$2,639,060	$2,647,758
Plus: total shareholders’ equity	3,067,932	2,845,651	2,608,921	2,628,427	2,656,247
Total book capitalization	$5,260,113	$5,237,382	$5,284,704	$5,267,487	$5,304,005
Total debt / total book capitalization	41.7%	45.7%	50.6%	50.1%	49.9%

Selected Balance Sheet Data:
Total assets	$5,520,403	$5,517,656	$5,554,934	$5,572,737	$5,592,302
Total liabilities	$2,452,471	$2,672,005	$2,946,013	$2,944,310	$2,936,054
Real estate, at cost	$6,451,733	$6,430,423	$6,426,100	$6,407,884	$6,366,284
Total debt / real estate, at cost	34.0%	37.2%	41.6%	41.2%	41.6%

Market Capitalization:
Total debt (book value)	$2,192,181	$2,391,731	$2,675,783	$2,639,060	$2,647,758
Plus: market value of preferred shares (at end of period)	$328,608	263,608	197,897	219,718	206,965
Plus: market value of common shares (at end of period)	$2,513,251	1,325,771	1,127,916	1,397,661	1,928,511
Total market capitalization	$5,034,040	$3,981,110	$4,001,596	$4,256,439	$4,783,234
Total debt / total market capitalization	43.5%	60.1%	66.9%	62.0%	55.4%

Selected Income Statement Data:
Total revenues	$264,451	$267,082	$254,343	$282,137	$312,583
EBITDA (4)	$133,866	$134,482	$133,965	$132,768	$144,200
Net income available for common shareholders (5)(6)	$40,796	$43,550	$53,613	$44,990	$30,481
Funds from operations (FFO) available for common shareholders (5)(7)	$91,078	$91,610	$89,581	$85,766	$97,324
Common distributions declared (3)	N/A	N/A	N/A	$72,374	$72,366

Per Share Data:
Net income available for common shareholders (5)(6)	$0.34	$0.46	$0.57	$0.48	$0.32
FFO available for common shareholders (5)(7)	$0.77	$0.96	$0.95	$0.91	$1.04
Common distributions declared (3)	N/A	N/A	N/A	$0.77	$0.77
FFO payout ratio	N/A	N/A	N/A	84.6%	74.0%

Coverage Ratios:
EBITDA (4) / interest expense	3.8x	3.8x	3.7x	3.4x	3.7x
EBITDA (4) / interest expense and preferred distributions	3.2x	3.2x	3.0x	2.9x	3.1x

(1)

The implementation of a new accounting standard affecting the accounting for our 3.8% convertible senior notes resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $.01 per share, and $2,434, or $.03 per share, respectively. The unamortized note discount was $10,498 and $29,228 at September 30, 2009 and December 31, 2008, respectively, and the equity component was $38,768 and $43,770 at September 30, 2009 and December 31, 2008, respectively.

(2)	We had no outstanding dilutive common share equivalents during the periods presented.
(3)

On April 8, 2009, we announced the suspension our regular quarterly common dividend for the remainder of 2009. In December 2009, we expect to determine the amount, if any, of additional common share dividends to be paid for the 2009 taxable year and whether this dividend will be paid in cash or a combination of cash and common shares. We currently expect that the aggregate dividends paid to our common shareholders for the 2009 taxable year will be equal to the minimum amount required in order for us to remain a real estate investment trust for federal tax purposes and to avoid paying federal tax on our 2009 income.

(4)	See page 16 for our calculation of EBITDA.
(5)

Includes for each of the quarters ended September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, a $15,000, or $0.16 per share, rent deferral by TA. Includes for the quarter ended September 30, 2009, a $15,000, or $0.13 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payment by TA.

(6)

Includes for the quarter ended September 30, 2009 a $11,209, or a $0.09 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes. Includes for the quarter ended June 30, 2009 a $13,333, or a $0.14 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes and various issues of our senior notes. Includes for the quarter ended March 31, 2009 a $26,555, or a $0.28 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes.

(7)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	As of September 30, 2009	As of December 31, 2008

ASSETS

Real estate properties, at cost:
Land	$1,392,435	$1,392,614
Buildings, improvements and equipment	5,059,298	5,015,270
	6,451,733	6,407,884
Accumulated depreciation	(1,208,104)	(1,060,203)
	5,243,629	5,347,681
Cash and cash equivalents	52,002	22,450
Restricted cash (FF&E reserve escrow)	25,717	32,026
Other assets, net	199,055	170,580
	$5,520,403	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$-	$396,000
Senior notes, net of discounts	1,934,433	1,693,730
Convertible senior notes, net of discount (1)	254,252	545,772
Mortgage payable	3,496	3,558
Security deposits	158,826	169,406
Accounts payable and other liabilities	85,449	128,078
Due to affiliates	11,261	3,012
Dividends payable	4,754	4,754
Total liabilities	2,452,471	2,944,310

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,380,335 and 93,991,635 shares issued and outstanding, respectively	1,234	940
Additional paid in capital (1)	3,462,112	3,093,827
Accumulated other comprehensive income (loss)	4,830	(511)
Cumulative net income	1,988,190	1,827,821
Cumulative preferred distributions	(146,051)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	3,067,932	2,628,427
	$5,520,403	$5,572,737

(1)

All periods presented have been restated to reflect the retroactive application of a new accounting standard affecting the accounting for our 3.8% convertible senior notes. The unamortized note discount was $10,498 and $29,228 at September 30, 2009 and December 31, 2008, respectively, and the equity component was $38,768 and $43,770 at September 30, 2009 and December 31, 2008, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Revenues:
Hotel operating revenues (1)	$184,595	$233,393	$547,507	$700,399
Minimum rent (1)(2)	75,136	72,824	223,862	250,341
FF&E reserve income (3)	4,692	6,095	14,409	18,620
Interest income	28	271	98	1,177
Total revenues	264,451	312,583	785,876	970,537

Expenses:
Hotel operating expenses (1)	120,364	166,896	354,617	500,743
Interest (including amortization of deferred financing costs and debt discounts of $2,354, $3,443, $8,660 and $10,243, respectively) (4)	34,943	38,963	106,510	117,812
Depreciation and amortization	61,311	60,449	184,244	178,277
General and administrative	10,401	7,881	30,109	28,920
Reserve for straight line rent receivable (5)	-	-	-	19,613
Loss on asset impairment (6)	-	-	-	53,225
Total expenses	227,019	274,189	675,480	898,590

Income before gain on extinguishment of debt, gain on sale of real estate and income taxes	37,432	38,394	110,396	71,947
Gain on extinguishment of debt (7)	11,209	-	51,097	-
Gain on sale of real estate (8)	-	-	-	1,274
Income before income taxes	48,641	38,394	161,493	73,221
Income tax expense	(375)	(443)	(1,124)	(1,345)

Net income	48,266	37,951	160,369	71,876

Preferred distributions	(7,470)	(7,470)	(22,410)	(22,410)
Net income available for common shareholders	$40,796	$30,481	$137,959	$49,466

Weighted average common shares outstanding	118,780	93,954	102,796	93,930

Basic and diluted net income per common share:
Net income available for common shareholders	$0.34	$0.32	$1.34	$0.53

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

NOTES TO CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(1)

At September 30, 2009, each of our 289 hotels are included in one of 11 operating agreements of which 197 are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $16,287 and $245 less than the minimum returns due to us in the three months ended September 30, 2009 and 2008, respectively, and $46,585 less than the minimum returns due to us in the nine months ended September 30, 2009. We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expense when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott no. 3 agreement, applied from the security deposit we hold. All of our managed hotel portfolios generated net operating results in excess of the minimum rents due to us in the nine months ended September 30, 2008.

(2)

Under the previously announced rent deferral agreement, TravelCenters of America LLC, or TA, elected to defer rent of $15,000, or $0.13 per share, and $15,000, or $0.16 per share, during the three months ended September 30, 2009 and 2008, respectively. During the nine months ended September 30, 2009 and 2008, TA elected to defer rent of $45,000, or $0.44 per share, and $15,000, or $0.16 per share, respectively. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)

Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

During the first quarter of 2009, we adopted a new accounting standard affecting the accounting for our 3.8% convertible senior notes. This standard requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Our 3.8% convertible senior notes are within the scope of this standard. Our financial statements for all periods presented have been adjusted to reflect the application of this standard retrospectively. The implementation of this standard resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $0.01 per share, and $2,434, or $0.03 per share, respectively. Non-cash interest for the nine months ended September 30, 2009 and 2008 totaled $5,705, or $0.06 per share, and $7,186, or $0.08 per share, respectively.

(5)	During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.
(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended September 30, 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to our repurchase of $175,420 face amount of our 3.8% convertible senior notes for a purchase price of $159,532 plus accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and a portion of the allocated equity component of $4,854. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the allocated equity component on the convertible notes of $4,854.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS (1)

(in thousands)

	For the Nine Months Ended
	9/30/2009	9/30/2008

Cash flows from operating activities:
Net income	$160,369	$71,876
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	184,244	178,277
Amortization of deferred financing costs and debt discounts as interest	8,660	10,243
Straight line rental income	-	(3,780)
Reserve for straight line rent receivable	-	19,613
Security deposits applied to payment shortfalls	(10,577)	-
Other non-cash (income) expense, net	(1,534)	(347)
FF&E reserve income and deposits	(37,833)	(49,343)
Loss on asset impairment	-	53,225
Gain on extinguishment of debt	(51,097)	-
Gain on sale of real estate, net	-	(1,274)
Change in assets and liabilities:
Decrease in other assets	1,213	2,005
Decrease in accounts payable and other	(33,610)	(26,586)
Increase in due to affiliate	8,249	7,173
Cash provided by operating activities	228,084	261,082

Cash flows from investing activities:
Real estate acquisitions	(6,500)	(119,364)
FF&E reserve fundings	(60,568)	(29,120)
Net proceeds from sale of real estate	-	13,684
Investment in affiliated insurance company	(5,109)	-
Cash used in investing activities	(72,177)	(134,800)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	372,958	-
Issuance of senior notes, net of discount	296,961	-
Repurchase of convertible senior notes	(258,102)	-
Repurchase of senior notes	(45,239)	-
Repayment of senior notes	-	(150,000)
Draws on revolving credit facility	389,000	515,000
Repayments of revolving credit facility	(785,000)	(266,000)
Deferred financing costs incurred	(2,149)	(33)
Distributions to preferred shareholders	(22,410)	(22,410)
Distributions to common shareholders	(72,374)	(216,939)
Cash used in financing activities	(126,355)	(140,382)

Increase (decrease) in cash and cash equivalents	29,552	(14,100)
Cash and cash equivalents at beginning of period	22,450	23,401
Cash and cash equivalents at end of period	$52,002	$9,301

Supplemental cash flow information:
Cash paid for interest	$118,832	$129,644
Cash paid for income taxes	1,942	1,759

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$37,718	$54,474
Property managers’ purchases with FF&E reserve	(61,551)	(74,243)

Non cash financing activities:
Issuance of common shares	$624	$2,107

(1)

The implementation of a new accounting standard affecting the accounting for our 3.8% convertible senior notes resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $.01 per share, and $2,434, or $.03 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2009	9/30/2008	9/30/2009	9/30/2008

Net income (1)(2)(3)		$48,266	$37,951	$160,369	$71,876
Plus:	Interest expense	34,943	38,963	106,510	117,812
	Depreciation and amortization	61,311	60,449	184,244	178,277
	Deferred percentage rent (4)	180	1,283	1,163	4,385
	Deferred additional returns (5)	-	5,111	-	16,888
	Income taxes	375	443	1,124	1,345
	Loss on asset impairment (6)	-	-	-	53,225
Less:	Gain on extinguishment of debt (7)	(11,209)	-	(51,097)	-
	Gain on sale of real estate (8)	-	-	-	(1,274)
EBITDA		$133,866	$144,200	$402,313	$442,534

(1)

All periods presented reflect the retroactive application of a new accounting standard afecting the accounting for our 3.8% convertible senior notes. The implementation of this standard resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $0.01 per share, and $2,434, or $0.03 per share, respectively. Non-cash interest for the nine months ended September 30, 2009 and 2008 totaled $5,705, or $0.06 per share, and $7,187, or $0.08 per share, respectively.

(2)

Net income for each of the three months ended September 30, 2009 and 2008 is reduced by a $15,000 rent deferral by TA. Net income for the nine months ended September 30, 2009 and 2008, is reduced by a $45,000 and $15,000, respectively, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)	Net income for the nine months ended September 30, 2008 includes a non-cash reserve of $19,613 for the straight line rent receivable relating to our TA No. 1 lease.
(4)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(5)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended September 30, 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to our repurchase of $175,420 face amount of our 3.8% convertible senior notes for a purchase price of $159,532 plus accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and a portion of the allocated equity component of $4,854. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 plus accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the allocated equity component on the convertible notes of $4,854.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, deferred additional returns and loss on asset impairment less gain on extinguishment of debt and gain on sale of real estate.  Other companies may calculate EBITDA differently than we do.  We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performances and of operating performances among REITs. EBITDA does not represent cash generated by operating activities in accordance with  generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2009	9/30/2008	9/30/2009	9/30/2008

Net income available for common shareholders (1)(2)(3)		$40,796	$30,481	$137,959	$49,466
Plus:	Depreciation and amortization	61,311	60,449	184,244	178,277
	Deferred percentage rent (4)	180	1,283	1,163	4,385
	Deferred additional returns (5)	-	5,111		16,888
	Loss on asset impairment (6)	-	-	-	53,225
Less:	Gain on extinguishment of debt (7)	(11,209)	-	(51,097)	-
	Gain on sale of real estate (8)	-	-	-	(1,274)
FFO available for common shareholders		$91,078	$97,324	$272,269	$300,967

Weighted average shares outstanding		118,780	93,954	102,796	93,930

Net income available for common shareholders per share		$0.34	$0.32	$1.34	$0.53
FFO available for common shareholders per share		$0.77	$1.04	$2.65	$3.20

(1)

All periods presented reflect the retroactive application of a new accounting standard afecting the accounting for our 3.8% convertible senior notes. The implementation of this standard resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $0.01 per share, and $2,434, or $0.03 per share, respectively. Non-cash interest for the nine months ended September 30, 2009 and 2008 totaled $5,705, or $0.06 per share, and $7,187, or $0.08 per share, respectively.

(2)

Net income for each of the three months ended September 30, 2009 and 2008 is reduced by a $15,000 rent deferral by TA. Net income for the nine months ended September 30, 2009 and 2008, is reduced by a $45,000 and $15,000, respectively, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)	Net income for the nine months ended September 30, 2008 includes a non-cash reserve of $19,613 for the straight line rent receivable relating to our TA No. 1 lease.
(4)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(5)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended September 30, 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to our repurchase of $175,420 face amount of our 3.8% convertible senior notes for a purchase price of $159,532 plus accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and a portion of the allocated equity component of $4,854. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 plus accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the allocated equity component on the convertible notes of $4,854.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent (see Note 4) and deferred additional returns (see Note 5) and  exclude loss on asset impairment (see Note 6) and gain on extinguishment of debt (see Note 7).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

SEGMENT INFORMATION (1)

(in thousands)

	For the Three Months Ended September 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$184,595	$-	$-	$184,595
Minimum rent	32,583	42,553	-	75,136
FF&E reserve income	4,692	-	-	4,692
Interest income	-	-	28	28
Total revenues	221,870	42,553	28	264,451
Hotel operating expenses	(120,364)	-	-	(120,364)
Operating income	101,506	42,553	28	144,087

Interest expense	-	-	34,943	34,943
Depreciation and amortization expense	40,897	20,414	-	61,311
General and administrative expense	-	-	10,401	10,401
Total expenses	40,897	20,414	45,344	106,655

Income (loss) before gain on extinguishment of debt and income taxes	60,609	22,139	(45,316)	37,432
Gain on extinguishment of debt	-	-	11,209	11,209
Income (loss) before income taxes	60,609	22,139	(34,107)	48,641
Income tax expense	-	-	(375)	(375)

Net income (loss)	$60,609	$22,139	$(34,482)	$48,266

	As of and for the Nine Months Ended September 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$547,507	$-	$-	$547,507
Minimum rent	96,561	127,301	-	223,862
FF&E reserve income	14,409	-	-	14,409
Interest income	-	-	98	98
Total revenues	658,477	127,301	98	785,876
Hotel operating expenses	(354,617)	-	-	(354,617)
Operating income	303,860	127,301	98	431,259

Interest expense	-	-	106,510	106,510
Depreciation and amortization expense	121,837	62,407	-	184,244
General and administrative expense	-	-	30,109	30,109
Total expenses	121,837	62,407	136,619	320,863

Income (loss) before gain on extinguishment of debt and income taxes	182,023	64,894	(136,521)	110,396
Gain on extinguishment of debt	-	-	51,097	51,097
Income (loss) before income taxes	182,023	64,894	(85,424)	161,493
Income tax expense	-	-	(1,124)	(1,124)

Income (loss) from continuing operations	$182,023	$64,894	$(86,548)	$160,369

Total assets	$3,150,526	$2,298,378	$71,499	$5,520,403

(1)

The implementation of a new accounting standard affecting the accounting for our 3.8% convertible senior notes resulted in non-cash interest expense for the three and nine months ended September 30, 2009 of $1,294, or $.01 per share, and $5,705, or $.06 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

SEGMENT INFORMATION (1)

(in thousands)

	For the Three Months Ended September 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$233,393	$-	$-	$233,393
Minimum rent	31,268	41,556	-	72,824
FF&E reserve income	6,095	-	-	6,095
Interest income	-	-	271	271
Total revenues	270,756	41,556	271	312,583
Hotel operating expenses	(166,896)	-	-	(166,896)
Operating income	103,860	41,556	271	145,687

Interest expense	-	-	38,963	38,963
Depreciation and amortization expense	39,022	21,427	-	60,449
General and administrative expense	-	-	7,881	7,881
Reserve for straight line rent receivable	-	-	-	-
Loss on asset impairment	-	-	-	-
Total expenses	39,022	21,427	46,844	107,293

Income (loss) before income taxes	64,838	20,129	(46,573)	38,394
Income tax expense	-	-	(443)	(443)

Net income (loss)	$64,838	$20,129	$(47,016)	$37,951

	As of and for the Nine Months Ended September 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$700,399	$-	$-	$700,399
Minimum rent	93,269	157,072	-	250,341
FF&E reserve income	18,620	-	-	18,620
Interest income	-	-	1,177	1,177
Total revenues	812,288	157,072	1,177	970,537
Hotel operating expenses	(500,743)	-	-	(500,743)
Operating income	311,545	157,072	1,177	469,794

Interest expense	-	-	117,812	117,812
Depreciation and amortization expense	116,106	62,171	-	178,277
General and administrative expense	-	-	28,920	28,920
Reserve for straight line rent receivable	-	19,613	-	19,613
Loss on asset impairment	-	53,225	-	53,225
Total expenses	116,106	135,009	146,732	397,847

Income (loss) before gain on sale of real estate and income taxes	195,439	22,063	(145,555)	71,947
Gain on sale of real estate	1,274	-	-	1,274
Income (loss) before income taxes	196,713	22,063	(145,555)	73,221
Income tax expense	-	-	(1,345)	(1,345)

Net income (loss)	$196,713	$22,063	$(146,900)	$71,876

Total assets	$3,197,854	$2,364,703	$29,745	$5,592,302

(1)

The implementation of a new accounting standard affecting the accounting for our 3.8% convertible senior notes resulted in non-cash interest expense for the three and nine months ended September 30, 2008 of $2,434, or $.03 per share, and $7,187, or $.08 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

DEBT SUMMARY

(dollars in thousands)

	Interest	Principal	Maturity		Years to
	Rate	Balance	Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,496	07/01/11		1.8

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	-	$-	10/24/10		1.1

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%	$50,000	07/15/10		0.8
Senior notes due 2012	6.850%	100,829	07/15/12		2.8
Senior notes due 2013	6.750%	287,000	02/15/13		3.4
Senior notes due 2014	7.875%	300,000	08/15/14		4.9
Senior notes due 2015	5.125%	280,000	02/15/15		5.4
Senior notes due 2016	6.300%	275,000	06/15/16		6.7
Senior notes due 2017	5.625%	300,000	03/15/17		7.5
Senior notes due 2018	6.700%	350,000	01/15/18		8.3
Convertible senior notes due 2027	3.800%	264,750	03/15/27	(2)	17.5
Total / weighted average unsecured fixed rate debt	6.184%	$2,207,579			7.2

Weighted average secured fixed rate debt / total	8.300%	$3,496			1.8
Weighted average unsecured floating rate debt / total	-	-			1.1
Weighted average unsecured fixed rate debt / total	6.184%	2,207,579			7.2
Weighted average debt / total	6.188%	$2,211,075			7.2

(1)

Represents amounts outstanding on our $750 million revolving credit facility at September 30, 2009. Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee. Interest rate is as of September 30, 2009.

(2)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
	Secured	Unsecured	Unsecured
	Fixed Rate	Floating	Fixed
Year	Debt	Rate Debt	Rate Debt		Total
2009	$22	$-	$-		$22
2010	91	-	50,000		50,091
2011	3,383	-	-		3,383
2012	-	-	100,829		100,829
2013	-	-	287,000		287,000
2014	-	-	300,000		300,000
2015	-	-	280,000		280,000
2016	-	-	275,000		275,000
2017	-	-	300,000		300,000
2018	-	-	350,000		350,000
2027	-	-	264,750	(1)	264,750
	$3,496	$-	$2,207,579		$2,211,075

(1)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Leverage Ratios:

Total debt / total assets	39.7%	43.3%	48.2%	47.4%	47.3%
Total debt / real estate assets, at cost	34.0%	37.2%	41.6%	41.2%	41.6%
Total debt / total book capitalization	41.7%	45.7%	50.6%	50.1%	49.9%
Total debt / total market capitalization	43.5%	60.1%	66.9%	62.0%	55.4%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	0.0%	13.8%	20.4%	15.0%	15.4%

Coverage Ratios:

EBITDA (1) / interest expense (2)	3.8x	3.8x	3.7x	3.4x	3.7x
EBITDA (1) / interest expense and preferred distributions (2)	3.2x	3.2x	3.0x	2.9x	3.1x

Public Debt Covenants: (3)

Total debt / adjusted total assets - allowable maximum 60.0%	36.7%	37.0%	41.4%	41.2%	41.7%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.76x	3.76x	3.63x	3.93x	3.41x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	272.7%	270.1%	241.4%	242.8%	240.2%

(1)	See page 16 for our calculation of EBITDA.

(2)

All periods presented reflect the retroactive application of a new accounting standard afecting the accounting for our 3.8% convertible senior notes. Interest expense includes additional non-cash interest of $1,294, $2,030, $2,381, $2,473 and $2,434 for the three months ending September 30, 2009, June 30, 2009, March 31, 2009, December 31 and September 30, 2008, respectively, resulting from the adoption of this standard.

(3)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest related to our convertible senior notes.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

FF&E reserves (beginning of period)	$23,626	$25,014	$32,026	$37,485	$37,003
Manager deposits	12,952	13,091	11,675	17,286	18,732
HPT fundings (2):
Marriott	3,592	1,464	5,022	4,881	829
Hyatt	600	2,000	-	-	1,000
InterContinental	-	-	4,846	-	-
Hotel improvements	(15,053)	(17,943)	(28,555)	(27,626)	(20,079)
FF&E reserves (end of period)	$25,717	$23,626	$25,014	$32,026	$37,485

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our annual minimum returns or rent generally increases by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

2009 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2009 ACQUISITIONS (through 9/30/2009):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the nine months ended September 30, 2009.

2009 DISPOSITIONS (through 9/30/09):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the nine months ended September 30, 2009.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (no. 1)	Marriott (no. 2)	Marriott (no. 3)	Marriott (no. 4)	Marriott (no. 5)	InterContinental (no. 1)	InterContinental (no. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment at September 30, 2009 (1)	$593,693	$213,360	$427,544	$274,222	$90,078	$436,708	$589,405

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (2)	3 for 12 years each	(3)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent	$59,231	$21,318	$44,200	$28,508	$9,350	$37,882	$50,000

Additional Return (4)	--	--	$711	--	--	--	$10,000

Percentage Return / Rent (5)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$31,401 (6)	22,734 (7)	--	$36,872 (8)	--

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(2)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(3)

In November 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement, we expect to lease these hotels to one of our TRSs and the hotel brands and management agreement with Marriott are currently not expected to change.

(4)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are generally not guaranteed or secured by deposits.

(5)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(6)

The original amount of this security deposit was $36,204. As of September 30, 2009, we have applied $4,802 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement. An additional $1,451 was applied in October 2009 to cover additional deficiencies in the minimum rent. As of November 8, 2009, the balance of this security deposit is $29,951.

(7)

The original amount of this security deposit was $28,508. As of September 30, 2009, we have applied $5,775 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement. An additional $1,631 was applied in October 2009 to cover additional deficiencies in the minimum rent and late charges. As of November 8, 2009, the balance of this security deposit is $21,103.

(8)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (no. 3)	InterContinental (no. 4)	Hyatt	Carlson	TA (no. 1)	TA (no. 2)	Total / Range / Average (all investments)

Number of Properties	14	10	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,725	2,096	(1)	--	42,881 (1)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt PlaceTM / AmeriSuites®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	17 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment at June 30, 2009 (2)	$512,373	$245,186	$301,942	$202,251	$1,838,076	$705,506	6,430,344

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (3)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent	$44,258	$21,542	$22,037	$12,920	$164,033 (4)(5)	$66,177 (4)	$581,456

Additional Return (6)	$3,458	$1,750	50% of cash flow (7) in excess of minimum return	50% of cash flow (7) in excess of minimum return	--	--	$15,919

Percentage Return / Rent (8)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	--	--	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (9)	$36,872 (9)	--	--	--	--	$158,767

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(3)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(4)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For the three and nine months ended September 30, 2009, TA deferred $15,000 and $45,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(5)	The amount of minimum rent payable to us by TA is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.
(6)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(7)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(8)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(9)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$ 436,708	7%	$ 114	$ 37,882	7%
InterContinental (no. 2)	76	16%	9,220	21%	589,405	9%	64	50,000	9%
InterContinental (no. 3)	14	3%	4,139	10%	512,373	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	245,186	4%	83	21,542	3%
Marriott (no. 1)	53	11%	7,610	18%	593,693	9%	78	59,231	9%
Marriott (no. 2)	18	4%	2,178	5%	213,360	3%	98	21,318	3%
Marriott (no. 3)	34	7%	5,020	12%	427,544	7%	85	44,200	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,508	5%
Marriott (no. 5)	1	-	356	1%	90,078	1%	253	9,350	2%
Hyatt	22	5%	2,725	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,838,076	29%	N/A	164,033	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,881	100%	$ 6,430,344	100%	$ 91	$ 581,456	100%

By Manager:
InterContinental	131	28%	20,140	47%	$ 1,783,672	28%	$ 89	$ 153,682	27%
Marriott International	125	27%	17,920	42%	1,598,897	24%	89	162,607	27%
Hyatt	22	5%	2,725	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,543,582	40%	N/A	230,210	40%
Total	474	100%	42,881	100%	$ 6,430,344	100%	$ 91	$ 581,456	100%

By Brand:
Hyatt PlaceTM / AmeriSuites®	22	5%	2,725	6%	$ 301,942	5%	$ 111
Candlewood Suites®	76	16%	9,220	22%	589,387	9%	64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	74,827	1%	99
Courtyard by Marriott®	71	15%	10,281	24%	854,150	13%	83
Crowne Plaza®	12	3%	4,406	10%	371,431	6%	84
Holiday Inn®	3	1%	697	2%	36,010	1%	52
InterContinental®	5	1%	1,479	3%	309,949	5%	210
Marriott Hotels®	3	1%	1,349	3%	160,659	2%	119
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,533	0%	55
Radisson Hotels & Resorts®	5	1%	1,134	3%	115,890	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	459,076	7%	98
SpringHill Suites by Marriott®	2	0%	264	1%	20,880	0%	79
Staybridge Suites®	35	7%	4,338	10%	476,895	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,133	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,838,076	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,881	100%	$ 6,430,344	100%	$ 91

(1)	Eighteen (18) of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)

Includes intangibles acquired by us at the time of the our investments in the TA lease No. 1 of 145 TravelCenters of America properties. Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.

(3)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. As of September 30, 2009, TA has deferred $75,000 in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(4)	The amount of annual minimum rent payable to us by TA is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

		No. of
	No. of	Rooms /	Third Quarter (1)			Year to Date (1)
	Hotels	Suites	2009	2008	Change	2009	2008	Change
ADR
InterContinental (no. 1)	31	3,844	$ 99.84	$ 114.60	-12.9%	$ 103.16	$ 114.88	-10.2%
InterContinental (no. 2)	76	9,220	60.63	71.31	-15.0%	63.85	71.98	-11.3%
InterContinental (no. 3)	14	4,139	115.75	140.16	-17.4%	123.02	145.49	-15.4%
InterContinental (no. 4)	10	2,937	85.96	106.90	-19.6%	93.39	110.82	-15.7%
Marriott (no. 1)	53	7,610	103.50	119.91	-13.7%	109.25	124.51	-12.3%
Marriott (no. 2)	18	2,178	103.61	120.38	-13.9%	105.75	121.13	-12.7%
Marriott (no. 3)	34	5,020	97.73	109.46	-10.7%	100.67	110.75	-9.1%
Marriott (no. 4)	19	2,756	95.96	111.49	-13.9%	104.29	120.00	-13.1%
Marriott (no. 5)	1	356	202.67	230.85	-12.2%	204.09	230.30	-11.4%
Hyatt	22	2,725	85.86	101.33	-15.3%	91.15	104.20	-12.5%
Carlson	11	2,096	84.72	102.89	-17.7%	88.15	105.23	-16.2%
Total	289	42,881	$ 91.43	$ 107.04	-14.6%	$ 96.31	$ 109.81	-12.3%

OCCUPANCY
InterContinental (no. 1)	31	3,844	75.4%	78.7%	-3.3 pt	70.3%	76.1%	-5.8 pt
InterContinental (no. 2)	76	9,220	66.4%	76.2%	-9.8 pt	63.9%	74.0%	-10.1 pt
InterContinental (no. 3)	14	4,139	76.3%	77.7%	-1.4 pt	72.4%	77.2%	-4.8 pt
InterContinental (no. 4)	10	2,937	65.6%	71.7%	-6.1 pt	63.1%	71.4%	-8.3 pt
Marriott (no. 1)	53	7,610	63.4%	72.2%	-8.8 pt	59.6%	68.6%	-9.0 pt
Marriott (no. 2)	18	2,178	76.3%	80.2%	-3.9 pt	70.1%	74.0%	-3.9 pt
Marriott (no. 3)	34	5,020	67.9%	77.2%	-9.3 pt	63.8%	73.8%	-10.0 pt
Marriott (no. 4)	19	2,756	64.1%	70.6%	-6.5 pt	63.4%	72.0%	-8.6 pt
Marriott (no. 5)	1	356	48.2%	82.3%	-34.1 pt	63.3%	81.9%	-18.6 pt
Hyatt	22	2,725	73.4%	70.0%	3.4 pt	67.8%	69.6%	-1.8 pt
Carlson	11	2,096	62.0%	67.9%	-5.9 pt	58.0%	67.8%	-9.8 pt
Total	289	42,881	68.2%	74.8%	-6.6 pt	64.8%	72.7%	-7.9 pt

RevPAR
InterContinental (no. 1)	31	3,844	$ 75.28	$ 90.19	-16.5%	$ 72.52	$ 87.42	-17.0%
InterContinental (no. 2)	76	9,220	40.26	54.34	-25.9%	40.80	53.27	-23.4%
InterContinental (no. 3)	14	4,139	88.32	108.90	-18.9%	89.07	112.32	-20.7%
InterContinental (no. 4)	10	2,937	56.39	76.65	-26.4%	58.93	79.13	-25.5%
Marriott (no. 1)	53	7,610	65.62	86.58	-24.2%	65.11	85.41	-23.8%
Marriott (no. 2)	18	2,178	79.05	96.54	-18.1%	74.13	89.64	-17.3%
Marriott (no. 3)	34	5,020	66.36	84.50	-21.5%	64.23	81.73	-21.4%
Marriott (no. 4)	19	2,756	61.51	78.71	-21.9%	66.12	86.40	-23.5%
Marriott (no. 5)	1	356	97.69	189.99	-48.6%	129.19	188.62	-31.5%
Hyatt	22	2,725	63.02	70.93	-11.2%	61.80	72.52	-14.8%
Carlson	11	2,096	52.53	69.86	-24.8%	51.13	71.35	-28.3%
Total	289	42,881	$ 62.36	$ 80.07	-22.1%	$ 62.41	$ 79.83	-21.8%

(1)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

“ADR” is average daily rate; “RevPAR” is revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
InterContinental (no. 1)	0.82x	0.93x	1.03x	1.13x	1.15x
InterContinental (no. 2)	0.88x	1.08x	1.25x	1.38x	1.42x
InterContinental (no. 3)	0.80x	0.92x	1.08x	1.23x	1.32x
InterContinental (no. 4)	0.51x	0.67x	0.82x	1.02x	1.15x
Marriott (no. 1)	1.02x	1.17x	1.34x	1.47x	1.56x
Marriott (no. 2)	0.84x	0.96x	1.05x	1.13x	1.21x
Marriott (no. 3)	0.82x	0.94x	1.09x	1.17x	1.24x
Marriott (no. 4)	0.81x	0.90x	1.04x	1.15x	1.21x
Marriott (no. 5)	-0.02x	0.16x	0.23x	0.37x	0.48x
Hyatt	0.80x	0.88x	0.98x	1.07x	1.00x
Carlson	0.81x	0.97x	1.20x	1.42x	1.51x
TA (no. 1) (3)	1.30x	1.42x	1.48x	1.43x	1.24x
TA (no. 2) (3)	1.29x	1.50x	1.57x	1.51x	1.32x

For the Three Months Ended (2)
Operating Agreement	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
InterContinental (no. 1)	0.82x	0.92x	0.66x	0.87x	1.28x
InterContinental (no. 2)	0.75x	0.87x	0.80x	1.08x	1.56x
InterContinental (no. 3)	0.69x	0.97x	0.69x	0.86x	1.18x
InterContinental (no. 4)	0.31x	0.58x	0.41x	0.74x	0.95x
Marriott (no. 1)	0.93x	1.01x	0.84x	1.23x	1.58x
Marriott (no. 2)	0.86x	0.84x	0.54x	1.06x	1.36x
Marriott (no. 3)	0.76x	0.86x	0.65x	0.96x	1.30x
Marriott (no. 4)	0.54x	0.71x	0.88x	1.03x	0.95x
Marriott (no. 5)	-0.27x	0.08x	0.16x	-0.01x	0.44x
Hyatt	0.82x	0.78x	0.74x	0.87x	1.13x
Carlson	0.77x	0.59x	0.77x	1.11x	1.40x
TA (no. 1) (3)	1.33x	1.17x	1.12x	1.59x	1.80x
TA (no. 2) (3)	1.07x	1.22x	1.19x	1.69x	1.91x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters ended September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2009

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2009	$-		-	-
2010	21,318	(1)	3.7%	3.7%
2011	-		-	-
2012	59,231		10.2%	13.9%
2013	-		-	13.9%
2014	-		-	13.9%
2015	28,508	(2)	4.9%	18.8%
2016	-		-	18.8%
2017	-		-	18.8%
2018 and thereafter	472,399	(2)	81.2%	100.0%
Total	$581,456		100.0%

Weighted average remaining term	13.7 years

(1)

In November 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement, we expect to lease the hotels to one of our taxable REIT subsidiaries; the hotel brand and management agreement with Marriott currently are not expected to change.

(2)

During the nine months ended September 30, 2009, payments we have received under our lease to Crestline which expires in 2015 ($28.5 million/year) and under our management contract to Marriott which expires in 2019 ($44,200/year) have been less than the minimum amounts due to us by $4,802 and $5,775, respectively. The deficiencies in minimum payments due have reduced the security deposits that we hold from Crestline and from Marriott for these contracts. Other than applying the security deposits to cover the deficiencies in minimum amounts due to us, we have not yet determined what additional action, if any, we may take as a result of these defaults.